Exhibit 99.2

Hesperion AG Ltd

Consolidated Balance Sheets

(Dollars in thousands)

	Unaudited
	September 30,	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$5,551	$7,104
Accounts receivable, net	7,606	4,783
Unbilled accounts receivable	1,036	679
Accounts receivable, other	438	178
Prepaid and other current assets	891	663
Total Current Assets	15,522	13,407
Property and equipment, net	1,090	991
Goodwill	4,023	3,138
Deposits and guarantees	508	497
Deferred tax asset	1,113	1,014
Intangible assets	4,215	4,346
Other non current assets	7	13
Total Assets	$26,478	$23,406

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable, trade	$849	$861
Accrued expenses	1,505	1,665
Deferred revenue	11,130	8,059
Accounts payable, other	682	612
Other short-term liabilities	1,139	692
Income taxes payable	—	—
Total Current Liabilities	15,305	11,889
Deferred tax liability	1,350	1,464
Other long-term liabilities	3,921	4,182
Total Liabilities	20,576	17,535

Stockholders’ equity:
Share capital	120	115
Share premium	1,779	1,698
Legal reserve	60	57
Cumulative translation adjustment	(156)	(55)
Retained earnings	4,099	4,056
Total Stockholders’ Equity	5,902	5,871
Total Liabilities and Stockholders’ Equity	$26,478	$23,406

The accompanying notes are an integral part of these consolidated financial statements.

Hesperion AG Ltd

Consolidated Statements of Operations

For the Nine Months Ended September 30, 2007 and 2006

(In thousands, except share and per share amounts)

	Unaudited
In thousands	2007	2006
Net service revenue	$20,701	$18,078
Reimbursement revenue	5,197	2,842
Total revenue	25,898	20,920

Operating expenses:
Direct expenses	12,794	13,358
Reimbursable out-of-pocket expenses	5,197	2,843
Sales, general and administrative expenses	8,362	3,249
Total operating expenses	26,353	19,450
Net operating income (expense)	(455)	1,470

Other income (expense):
Interest income	73	—
Interest (expense)	(276)	(308)
Other income	133	169
Total other (expense)	(70)	(139)

Income before income taxes	(525)	1,331
Income (taxes) benefit	251	(340)
Net income (loss)	$(274)	$991

Basic loss per common share:
Net income	$(1.96)	$7.08
Weighted average number of common shares outstanding	140,000	140,000

The accompanying notes are an integral part of these financial statements.

Hesperion AG Ltd

Consolidated Statements of Cash Flow

For the Nine Months Ended September 30, 2006 and 2005

	Unaudited
In thousands	2007	2006
Cash Flow from operating activities
Net income (loss)	$(274)	$991
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	495	494
Intangible assets	131	229
Deferred tax liability	(213)	299
Changes in assets and liabilities
Accounts receivable, net	(3,440)	(1,591)
Unbilled accounts receivable
Prepaid and other current assets	(233)	(55)
Accounts payable	58	(102)
Deferred revenue	3,071	2,470
Other accrued liabilities and other liabilities	26	175
Net cash provided (used) by operating activities	(379)	2,910

Cash Flow from investing activities
Interest income
Purchase of property and equipment	(594)	(581)
Payment of acquisition costs (driven by increase in goodwill)	(885)	(2,586)
Net cash 9used) by investing activities	(1,479)	(3,167)

Cash Flow from financing activities
Proceeds from stock option exercise	5	6
Net cash provided by financing activities	5	6
Effect of exchange rate changes on cash	300	275

Net increase (decrease) in cash and cash equivalents	(1,553)	24
Cash and cash equivalents, beginning of period	7,104	6,956
Cash and cash equivalents, end of period	$5,511	$6,980

The accompanying notes are an integral part of these financial statements.

Notes to Unaudited Financial Statements

For the Nine Months Ended September 30, 2007 and 2006

1      Corporate information

Hesperion is a clinical research organization (“CRO”) with its main activities related to the coordination, planning and management of clinical studies in connection with the development and research activity for testing of medical drugs before market introduction.

Hesperion is a limited company domiciled in Allschwil, Switzerland. The entity’s owners have the power to amend the financial statements after issue. Its subsidiaries are located in Israel, the Netherlands, France, Poland, the United Kingdom, the USA and Russia. Hesperion owns 100% of the shares of its subsidiaries. Cerep SA, domiciled in Paris, acquired Hesperion on 1 January 2004 and holds 100% of all outstanding shares.

2      Significant accounting judgements, estimates and assumptions

Basis of preparation

The unaudited consolidated financial statements have been prepared on a historical cost basis, except for marketable securities, and in accordance with applicable accounting standards. The book value of accounts receivable and accounts payable are estimated to represent a fair value as of the balance sheet date. The consolidated financial statements were originally presented in Swiss Francs (CHF) but in order to comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), the accompanying financial statements have been converted to United States dollars.

Statement of compliance

The unaudited consolidated financial statements of Hesperion and its subsidiaries are presented in accordance with US GAAP. Any adjustments or differences with the unaudited statements originally prepared in accordance with International Financial Reporting Standards (“IFRS”) have been eliminated. The accounting policies adopted were made consistent with the previous financial year.

Basis of consolidation

The unaudited consolidated financial statements comprise the financial statements of Hesperion and its subsidiaries  (“Group”) as at September 30 each year. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. Adjustments are made to bring into line any dissimilar accounting policies that may exist.

All intercompany balances and transactions, including unrealized profits arising from intra-group transactions, have been eliminated in full.

Subsidiaries are consolidated from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group.

Change of consolidation scope

Effective 1 September 2006, Hesperion acquired Touchstone Research, Inc., located in Maryland, USA.  In continuation of the acquisition, the name of the company was changed to Hesperion US, Inc. Accordingly, the consolidated financial statements 2006 include the results of Hesperion US, Inc. from the effective date of the acquisition.

Hesperion Russia was founded on September 1, 2006. Accordingly, the consolidated financial statements include the results of Hesperion Russia for the four month period from its foundation.

Foreign currency translation

The group’s financial statements are presented in CHF, which is the functional and presentation currency of Hesperion. The functional currency of the foreign subsidiaries is the local currency and the income statements of the foreign subsidiaries are translated into the Groups’ presentation currency at the monthly exchange rates and the corresponding balance sheets are translated at the period-end exchange rates. Exchange differences arising from the translation of the net investment in the foreign subsidiaries are reflected in the shareholders’ equity position “cumulative translation adjustment”.

Foreign currency transactions are accounted for at the exchange rates prevailing at the date of the transactions. Gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognized in the income statement in the corresponding period.

The group’s financial statements have been translated into U.S. dollars using the period-end exchange rate for the corresponding balance sheets and using the average exchange rate for the corresponding income statements. Exchange differences arising from these translations are reflected in the shareholders’ equity section as “Cumulative translation adjustment”.

Property, plant and equipment

Depreciation for property, plant and equipment is calculated on a straight-line basis over the estimated useful life of the asset as follows:

•	Leasehold improvements:	over the lease period

•	Office equipment:	5 years

•	Data/IT equipment:	3 years

The carrying values of equipment are reviewed for impairment when events of changes in circumstances indicate the carrying value may not be recoverable. If any such indications exist and where the carrying values exceed the estimated recoverable amount, the assets are written down to their recoverable amount. The recoverable amount of plant and equipment is the greater of net selling price or the value in use. As applicable,  impairment losses are recognized in the income statement.

Goodwill

Goodwill on acquisition is initially measured at cost being the excess of the cost of the business combination over the acquirer’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities. Following initial recognition, goodwill is measured at cost less any accumulated impairment losses. Goodwill is reviewed for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may be impaired.

As appropriate, the acquisition cost will include an estimate as to subsequent earn-out payments.

Trade and other receivables

Trade receivables, which generally have 30-45 day terms, are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written off when identified.

Cash and cash equivalents

Cash and short-term deposits in the balance sheets are comprised of cash at bank and short-term deposits with an original maturity of three months or less.

Marketable securities

The Groups’ marketable securities are classified as trading. Any changes to the fair value are recorded in the income statement. The current securities were bought with the intention to enhance returns on available cash. The securities are liquid, sellable on an active trading market whereas no lien or surety is associated. Hesperion Ltd. has the intention to trade the securities when the opportunity arises, depending on Hesperion’s cash and marketable securities management strategy.

Revenue

In general, revenue is recognized when substantially all risks and rewards are transferred to the customers. For fee-for-service contracts revenue is recognized in the period in which the service is performed.

For fixed price contracts revenue is generally recognized based on the percentage of completion method. Under this method, contract revenue is matched with the contract costs based on hours incurred in reaching the state of completion, resulting in the reporting of revenue, expenses and profit, which can be attributed to the proportion of work completed. Expected losses are provided for immediately.

Pass-through costs represent all third party costs, such as investigator fees and grants, central labs, courier, travel cost, out-of-pocket and any other expenses, incurred by Hesperion during the performance of its services and are only contracted by Hesperion on behalf of its clients. Such costs are passed along to the clients for reimbursement usually including a handling fee.

Cost of revenue

All direct project related costs are considered cost of revenue. In addition, project related hours are captured and valued at an internal cost rate, inclusive of overhead allowance.

Income tax

Deferred income tax is provided, using the liability method, on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes. Income taxes for the year comprise current and deferred tax, using rates enacted or substantially enacted at the balance sheet date. Current tax is the expected tax payable on the taxable income for the year and any adjustments to tax payable in respect of previous years.

Financial risk management

Hesperion monitors its financial risks continuously. The company has established processes for the careful and timely monitoring and controlling of its financial instruments and investments. Management reviews compliance and updates the processes on a recurring basis as appropriate.

Interest rate risk

Hesperion’s exposure to interest rate risk is low, as the company currently has no interest-bearing debt and holds only short-term positions in cash and cash equivalents. It is the company policy to deal only with top-rated financial institutions.

Credit risk

Credit risk relates to all Hesperion receivables and the risk that a debtor may become unable to meet its liabilities. In order to minimize this risk, Hesperion enters into contractual agreements, which includes a significant downpayment element, thereby reducing the risk for providing services without being compensated. In case no downpayment is received, a detailed analysis of the debtor is carried out in order to evaluate and reduce any credit risk. At the time the Company identifies a specific transaction for which payment is deemed unlikely, the Company provides an allowance. This evaluation is subjective and may involve estimates as to the likelihood of eventual payment from a customer.

Business Combinations

Business combinations are accounted for using the acquisition accounting method. This involves recognizing identifiable assets and liabilities of the acquired business at fair value. Goodwill acquired in a business combination is recorded at cost being the excess of the cost of the business combination over the interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities.

Goodwill

Goodwill is reviewed for impairment, annually or more frequently if events or changes in circumstances indicate the carrying value may be impaired. Impairment is determined by assessing the recoverable amount of the cash-generating unit, or units to which the goodwill relates. Where the recoverable amount of the cash-generating unit, or units is less than the carrying amount of the goodwill attributable to the cash gerating unt, or units an impairment loss is recognized. We have recorded no impairment in our goodwill as of the balance sheet date. Please refer to the relevant note concerning goodwill for further details.

Intangible assets

Finite-life intangible assets acquired are measured on intital recognition at fair value. Management determines the useful life af the assets and amortizes the value of the intangible asset over that period. Intangible assets with finite lives are assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and method for an intangible asset with a useful life is reviewed at least annually. Changes in the expected useful life or the expected pattern of consumption of economic benefits embodied in the asset is accounted for by changing the amortization period or method, as appropriate and treated as changes in accounting estimates. We have recorded no changes in the expected useful lives or the carrying amount of our intangible assets as of the balance sheet date.

Hesperion has not identified any other key assumptions and estimates about the future and the application of certain accounting principles, which could result in a significant risk of causing a material adjustment to the fair value amounts of assets and liabilites.

Changes in accounting policies

The accounting standards, amendments and interpretations effective from January 1 2006 without material impact on the Group’s financial statements are the following:

•                  IAS 1 and IAS 19 Amendment: actuarial gains and losses, group plansand disclosures

•                  IAs 21 Amendment: cash flow hedge accounting of forecast intragroup transactions

•                  IAS 39 Amendment: the fair value option

•                  IAS 39 and IFRS 4 Amendment: financial guarantee contracts

•                  IFRIC 4: determining whether an arrangement contains a lease

•                  IFRIC 5: rights to interests arising from decommissioning, restoration and environmental rehabilitation funds

•                  IFRC 6: liabilities arising from participating in a specific market — waste electrical and electronic equipment

•                  IFRIC 9: reassessment of embedded derivatives

The following interpretation to existing standards have been published that are mandatory for the Group’s accounting periods beginning on or after May 1, 2006 or later periods and that the Group has not early adopted.

•                  IFRS 7 Financial Instruments: disclosures, and the complementary amendment to IAS 1, Presentation of Financial Statements — Capital Disclosures effective from January 1, 2007. The Group will apply IFRS 7 and the amendment to IAS 1 from annual periods beginning January 1, 2007, with no effect on the Group’s accounts other than a modification of the required disclosures in the notes to the consolidated financial statements.

•                  IFRS 8 Operating Segments: replaces IAS 14 and requires an entity to adopt the “management approach” to reporting on the financial performance of its operating segments. Generally, the information to be reported would be what management uses internally for evaluating the operating performance of its segments and deciding how to allocate resources to its operating segments. IFRS 8 applies to the annual financial statements for periods beginning on or after January 1, 2009, with no effect on the Group’s accounts other than a modification of the required disclosures in the notes to the consolidated financial statements.

•                  IFRIC 8/Scope of IFRS 2: effective for annual periods beginning on or after May 1, 2006. The Group will apply IFRIC 8 from January 1, 2007, but no impact is expected on the Group’s accounts.

•                  IFRIC 10 Interim Financial Reporting and Impairment effective for annual periods beginning on or after November 1, 2006. The Group will apply IFRIC 10 from January 1, 2007, but no impact is expected on the Group’s accounts.

•                  IFRIC 11, IFRS 2 Group and Treasury Share Transactions effective for annual periods beginning on or after March 1, 2007. The Group will apply IFRIC 11 from January 1, 2008, but no impact is expected on the Group’s accounts.